UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

Energy & Engine Technology Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-32129	88-0471842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5308 West Plano Parkway, Plano, Texas 75093
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (972) 732-6360

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 28, 2006, both Willard G. McAndrew, III, Chief Executive Officer, and Roger N. Wurtele, Chief Financial Officer, notified the Company via emailed letters, dated April 26, 2006, of alleged defaults by the Company in performing its obligations under their respective employment agreements. Mr. McAndrew's letter claims payments due of $54,170 in unpaid salary from February 16, 2006 through April 30, 2006, and unpaid expenses for April 1, 2005 through April 30, 2006 of $49,198.99. Mr. Wurtele's letter claims payments due of $47,920 in unpaid salary from February 16, 2006 through April 30, 2006, and unpaid expenses for April 1, 2005 through April 30, 2006 of $18,956. Both letters demand payment in full on or before the 10th business day from the date of receipt of the letters by the Company, or the employment contracts would be considered terminated automatically for "cause" by each of Messrs. McAndrew and Wurtele.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:	May 3, 2006	Energy & Engine Technology Corporation

By: /s/ Roger N. Wurtele
Roger N. Wurtele
Chief Financial Officer